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                                                                    Exhibit 99.2

                                                                       Exhibit I



                  Management's Assertion Concerning Compliance with USAP Minimum Servicing Standards, to the extent the procedures in such are applicable to the servicing obligations set forth in the Servicing Agreement


March 29, 2002


As of and for the year ended December 31, 2001, CIT Financial USA, Inc. (the "Company"), a wholly owned subsidiary of CIT Group Inc., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent the procedures in such are applicable to the servicing obligations set forth in the Servicing Agreements. During the year ended December 31, 2001, certain instances of noncompliance with the standards occurred as noted below:


Payments

Standard: Payments made in accordance with the lease/loan documents shall be posted to the applicable records accurately and on a timely basis.

Certain reconciling items were not cleared within 90 days of their original identification. Management has reviewed all significant reconciling items and management does not believe that these items have a material impact on the lease/loan records and has revised its standards and policies surrounding these reconciling items and has assigned appropriate personnel to ensure the proper resolution of all items.







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                                                                       Exhibit I

As of and for this same period, CIT Group Inc. had in effect a financial institution bond and computer crime policy, excess crime policy and errors and omissions policy in the amounts of $60mm, $120mm and $25mm, respectively.




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Thomas B. Hallman
Chief Executive Officer
CIT Financial USA, Inc.


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William L. Schumm
Executive Vice President
CIT Financial USA, Inc.


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Kenneth P. Reynolds
Senior Vice President and Controller
CIT Financial USA, Inc.


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Glenn A. Votek
Executive Vice President and Treasurer
CIT Financial USA, Inc.